As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHSTREAM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1443555
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

209 10th Avenue South, Suite 450

Nashville, Tennessee 37203

(615) 301-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Frist, Jr.

President, Chief Executive Officer and Chairman

HealthStream, Inc.

209 10th Avenue South, Suite 450

Nashville, Tennessee 37203

(615) 301-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Page Davidson

Laura R. Brothers

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value			$225,000,000	$28,980.00

(1)	The registrant will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, the issuance of the securities registered hereunder. Securities registered hereby may be offered for U.S. dollars or in foreign currencies or currency units.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2014

PROSPECTUS

$225,000,000

HEALTHSTREAM, INC.

Common Stock

HealthStream, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings shares of its common stock, no par value per share, which we refer to as common shares or securities. We may offer these securities with an aggregate initial public offering price of up to $225,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is listed on the NASDAQ Global Select Market and trades on that exchange under the symbol “HSTM.” On August 11, 2014, the closing price of our common stock on the NASDAQ Global Select Market was $26.54 per share. You are urged to obtain current market quotations of the common stock.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of the shares of common stock offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves substantial risks. You should carefully consider the risk factors referred to under “Risk Factors” on page 3 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process for the offering and sale of our common shares pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we, and certain holders of our securities, may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common shares that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement and any free writing prospectus may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed incorporated by reference herein as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document, even though this prospectus and any prospectus supplement is delivered or common shares are sold on a later date. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “HealthStream” or the “Company” as used in this prospectus refer to HealthStream, Inc.

FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference) contains, and any accompanying prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s operating strategy, strategic plan, industry and economic conditions, financial condition, liquidity and capital resources, and results of operations. You can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “believes,” “may,” “will,” “should,” “continue” and similar language or the negative of such terms or other comparable terminology, though not all forward-looking statements may contain these types of words. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved. Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this prospectus or any accompanying prospectus supplement to reflect events or circumstances occurring after the date of this prospectus or any accompanying prospectus supplement or to reflect the occurrence of changed assumptions, unanticipated events or actual operating results.

HEALTHSTREAM, INC.

HealthStream provides workforce development and research/patient experience solutions for healthcare organizations—all designed to assess and develop the people that deliver patient care which, in turn, supports the improvement of business and clinical outcomes. Our workforce development products are used by healthcare organizations to meet a broad range of their training, certification, competency assessment, performance appraisal, and development needs, while our research/patient experience products provide our customers information about patients’ experiences and how to improve them, workforce engagement, physician relations, and community perceptions of their services. HealthStream’s customers include healthcare organizations, pharmaceutical and medical device companies, and other participants in the healthcare industry.

We are dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of software-as-a-service solutions are used by, collectively, approximately four million healthcare employees in the U.S. for workforce development, training & learning management, talent management, performance assessment, and managing simulation-based education programs. Our research/patient experience solutions provide valuable insight to healthcare providers to meet Hospital Consumer Assessment of Healthcare Providers and Systems requirements, improve the patient experience, engage their workforce, and enhance physician alignment.

Headquartered in Nashville, Tennessee, the Company was incorporated in 1990. Including additional offices in Laurel, Maryland, Brentwood, Tennessee, Pensacola, Florida and Jericho, New York, HealthStream had 687 full-time and 93 part-time employees as of June 30, 2014. HealthStream has evolved from a company with an initial focus on technology-based training to a company providing workforce development and research/patient experience solutions to the nation’s healthcare providers.

Our principal executive offices are located at 209 10th Avenue South, Suite 450, Nashville, Tennessee, 37203, and our telephone number at these offices is (615) 301-3100. Our internet address is www.healthstream.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” herein.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our common shares, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include potential acquisitions, capital expenditures and investments. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our Fourth Amended and Restated Charter and Amended and Restated Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Fourth Amended and Restated Charter and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

The authorized capital stock of HealthStream consists of 75 million shares of common stock, no par value. As of August 5, 2014, 27,570,715 shares of HealthStream common stock were outstanding. The Company is authorized to issue up to 10 million shares of preferred stock, no par value, in one or more series, having the relative voting powers, designations, preferences, rights and qualifications, limitations or restrictions, and other terms as the Board of Directors may fix in providing for the issuance of such series, without any vote or action of the shareholders. As of August 5, 2014, 870,030 shares of HealthStream common stock were reserved for issuance upon the exercise of outstanding stock options or the vesting of outstanding restricted share units under various employee stock incentive plans.

The outstanding shares of HealthStream common stock are fully paid and nonassessable. Holders of HealthStream common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of HealthStream common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. HealthStream common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock. Holders of HealthStream common stock are entitled to, in the event of liquidation, share ratably in all assets remaining after payment of liabilities.

Election of Directors

The Company’s Fourth Amended and Restated Charter and Amended and Restated Bylaws provide that the Company’s Board of Directors is to be divided into three classes as nearly equal in number as possible. Directors are elected by classes to three-year terms, so that approximately one-third of the directors of HealthStream are elected at each annual meeting of the shareholders. In addition, HealthStream’s Amended and Restated Bylaws provide that the power to increase or decrease the number of directors and to fill vacancies is vested in the HealthStream Board of Directors. The overall effect of these provisions may be to prevent a person or entity from seeking to acquire control of HealthStream through an increase in the number of directors on the HealthStream Board of Directors and the election of designated nominees to fill newly created vacancies.

Dividends

Holders of HealthStream’s common stock are entitled to receive dividends when, as and if declared by HealthStream’s Board of Directors out of funds legally available for dividends. HealthStream has never declared or paid any dividends on its common stock.

Supermajority Vote

HealthStream’s Fourth Amended and Restated Charter provides that the affirmative vote of at least two-thirds of the voting power of the outstanding shares of our capital stock outstanding and entitled to vote at an election of directors is required to amend or repeal, or to adopt any provision inconsistent with, certain provisions of the Company’s Fourth Amended and Restated Charter.

Anti-Takeover Statutes

Tennessee Business Combination Act

The Tennessee Business Combination Act provides that an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting securities in a Tennessee corporation) cannot engage in a business combination with that corporation unless the transaction takes place at least five years after the interested shareholder first becomes an interested shareholder, and unless either the transaction (a) is approved by at least two-thirds of the shares of the corporation not beneficially owned by an interested shareholder and the affiliates and associates of such interested shareholder or (b) satisfies certain fairness conditions specified in the Tennessee Business Combination Act relating to the price to be paid to the non-interested shareholders in such transaction.

These provisions apply to Tennessee corporations unless one of two events occurs. A business combination with an entity can proceed without the five-year moratorium if the business combination or transaction resulting in the shareholder becoming an interested shareholder is approved by the target corporation’s board of directors before that entity becomes an interested shareholder. Alternatively, the corporation may enact an amendment to its charter or bylaws to remove itself entirely from the Tennessee Business Combination Act. This amendment must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and may not take effect for at least two years after the vote.

Tennessee Control Share Acquisition Act

The Tennessee Control Share Acquisition Act takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation brings the purchaser’s voting power to 20%, 33-1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation.

The Tennessee Control Share Acquisition Act applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the Tennessee Control Share Acquisition Act will apply.

Our Fourth Amended and Restated Charter has not adopted such a provision, and, therefore, we are not subject to such act.

Tennessee Greenmail Act

The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the SEC, from purchasing, directly or indirectly, any of its shares at a price above the market value of the shares from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class. Under the Tennessee Greenmail Act, the market value of the shares is defined as the average of the highest and lowest closing market price for the shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of the shares has commenced a tender offer or announced an intention to seek control of the corporation.

Our common stock is traded on the Nasdaq Global Select Market and, therefore, is subject to such act.

Indemnification

The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the Tennessee Business Corporation Act, or TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involved intentional misconduct or knowing violations of law;

•	in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director; and

•	for payment of distributions that are prohibited by the TBCA.

The Company’s Fourth Amended and Restated Charter provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

Under the Company’s Fourth Amended and Restated Charter, in cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against all expense, liability, and loss incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expenses if the court determines that the individual is entitled to mandatory indemnification, or, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.

The Company’s Amended and Restated Bylaws provide that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director or officer against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Company’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any threatened, pending or completed action, suit proceeding or arbitration or any inquiry, hearing or investigation arising out of the person’s services as the Company’s director.

Transfer Agent

ComputerShare Trust Company, N.A., serves as the registrar and transfer agent for our common stock.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

One or more prospectus supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities;

•	the rules and procedures for any auction or bidding process, if used; and

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale.

The consideration for our common shares may be cash or another form negotiated by the parties. We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and any selling shareholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement, any agent designated by us will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of securities, we and any selling shareholders will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

If a dealer is utilized in the sale of the securities, we and any selling shareholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us and any selling shareholders to indemnification by us and any selling shareholders against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or any selling shareholders in the ordinary course of business.

The securities may also be resold by security holders in the manner provided in the applicable prospectus supplement.

Our common shares trade on the NASDAQ Global Select Market under the symbol “HSTM.” Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

EXPERTS

The consolidated financial statements of HealthStream, Inc. appearing in HealthStream, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of HealthStream, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.healthstream.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including portions of our definitive Proxy Statement for the 2014 Annual Meeting of Stockholders incorporated therein by reference).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014.

•	Our Current Reports on Form 8-K filed with the SEC on March 4, 2014, June 4, 2014, June 17, 2014 and July 11, 2014.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 1999, including all amendments and reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC. You may request a copy of these documents (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents), which will be provided to you at no cost, by writing or telephoning us using the following contact information:

HealthStream, Inc.

209 10th Avenue South, Suite 450

Nashville, Tennessee 37203

Attention: Investor Relations

Telephone: (615) 301-3237

$225,000,000

HEALTHSTREAM, INC.

Common Stock

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities covered by this registration statement, all of which will be borne by HealthStream. All amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$28,980
Legal Fees and Expenses*	25,000
Accounting Fees and Expenses*	10,000
Printing Expenses*	2,500
Miscellaneous*	2,000

Total*	$68,480

*	Does not include expenses of preparing prospectus supplements, listing fees and other expenses relating to offerings of our common shares.

Item 15.	Indemnification of Directors and Officers.

The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involved intentional misconduct or knowing violations of law;

•	in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director; and

•	for payment of distributions that are prohibited by the TBCA.

The Company’s Fourth Amended and Restated Charter provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

Under the Company’s Fourth Amended and Restated Charter, in cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against all expense, liability, and loss incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expenses if the court determines that the individual is entitled to mandatory indemnification, or, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.

The Company’s Amended and Restated Bylaws provide that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director or officer against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Company’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any threatened, pending or completed action, suit proceeding or arbitration or any inquiry, hearing or investigation arising out of the person’s services as the Company’s director.

Item 16.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement*

3.1	Fourth Amended and Restated Charter of HealthStream, Inc. (1)

3.2	Amended and Restated Bylaws of HealthStream, Inc. (1)

4.1	Specimen of Common Stock Certificate (1)

5.1	Opinion of Bass, Berry & Sims PLC**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (See page II-5 of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-88939).
*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference therein.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(1) Paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on August 11, 2014.

HEALTHSTREAM, INC.

By:	/s/ Robert A. Frist, Jr.
Robert A. Frist, Jr. Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Frist, Jr. and Gerard M. Hayden, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments and amendments pursuant to Section 462 of the Securities Act) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Frist, Jr. Robert A. Frist, Jr.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 11, 2014

/s/ Gerard M. Hayden, Jr. Gerard M. Hayden, Jr.	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	August 11, 2014

/s/ Thompson Dent Thompson Dent	Director	August 11, 2014

/s/ Frank Gordon Frank Gordon	Director	August 11, 2014

/s/ C. Martin Harris C. Martin Harris	Director	August 11, 2014

/s/ Jeffrey L. McLaren Jeffrey L. McLaren	Director	August 11, 2014

Signature	Title	Date

/s/ Dale Polley Dale Polley	Director	August 11, 2014

/s/ Linda Rebrovick Linda Rebrovick	Director	August 11, 2014

/s/ Michael Shmerling Michael Shmerling	Director	August 11, 2014

/s/ William Stead William Stead	Director	August 11, 2014

/s/ Deborah Taylor Tate Deborah Taylor Tate	Director	August 11, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement*

3.1	Fourth Amended and Restated Charter of HealthStream, Inc. (1)

3.2	Amended and Restated Bylaws of HealthStream, Inc. (1)

4.1	Specimen of Common Stock Certificate (1)

5.1	Opinion of Bass, Berry & Sims PLC**

23.1	Consent of Ernst & Young, LLP**

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (See page II-5 of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-88939).
*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference therein.
**	Filed herewith.